UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2010

ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On April 29, 2008, Asta Funding, Inc. (the “Company,” “we” or “us”) entered into a subordinated loan agreement with Asta Group, Inc. (the “Family Entity”) in the original principal amount of approximately $8.2 million (the “Subordinated Loan”). The Family Entity beneficially owns 5.8% of our outstanding common stock and is beneficially owned and controlled by Arthur Stern, a member of our board of directors, Gary Stern, our President and Chief Executive Officer, and members of their respective families. The proceeds of the Subordinated Loan were used to pay certain fees and court costs to the servicer under our Bank of Montreal portfolios. The Subordinated Loan accrued interest at the rate of 10% per annum, and was payable interest only each quarter until its maturity date of December 31, 2010. On December 30, 2010, we re-paid the remaining outstanding balance of the Subordinated Loan, which consisted of $2,415,753 of principal and $48,469 of accrued and unpaid interest.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: January 4, 2011

By: /s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer